As filed with the Securities and Exchange Commission on June 21, 2006

                                                  Registration No. 333 - _______

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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          -----------------------------

                              BIGSTRING CORPORATION
             (Exact name of registrant as specified in its charter)

                    Delaware                        20-0297832
          (State or other jurisdiction           (I.R.S. Employer
       of incorporation or organization)        Identification No.)

                             3 Harding Road, Suite F
                           Red Bank, New Jersey 07701
   (Address, including zip code, of registrant's Principal Executive Offices)

                          -----------------------------

                BigString Corporation 2006 Equity Incentive Plan

                            (Full title of the plan)

                          -----------------------------

                                 DARIN M. MYMAN
                      President and Chief Executive Officer
                              BigString Corporation
                             3 Harding Road, Suite F
                           Red Bank, New Jersey 07701
                                 (732) 741-2840
 (Name, address and telephone number, including area code, of agent for service)
                          -----------------------------

                         CALCULATION OF REGISTRATION FEE

                                                           Proposed maximum       Proposed maximum        Amount of
Title of securities to be              Amount to be       offering price per     aggregate offering     registration
registered                            registered (1)          share (2)               price (2)              fee

Common Stock,
$0.0001 par value, of
BigString Corporation                   15,000,000               $0.60               $9,000,000            $963.00

TOTAL REGISTRATION
FEE                                                                                                        $963.00


(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such additional indeterminate numbers of shares as may become issuable pursuant to anti-dilution provisions of the BigString Corporation 2006 Equity Incentive Plan and to adjust for the occurrence of certain corporate transactions or events, including, without limitation, a stock split or stock dividend.

(2) Estimated solely for the purpose of calculation of the registration fee, the proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the common stock of the Registrant being registered hereunder are based upon, pursuant to Rule 457(h) of the Securities Act, the average of the bid and asked price of the Registrant's common stock as reported on the Over-the-Counter Bulletin Board on June 19, 2006.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents, which have been filed by BigString Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this registration statement as of their respective dates:

                  (a) Annual Report on Form 10-KSB for the year ended December 31, 2005.

                  (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, which includes a copy of the BigString Corporation 2006 Equity Incentive Plan as
                           Exhibit 10.10 thereto.

                  (c)      Current Report on Form 8-K, dated May 2, 2006.

                  (d)      Current Report on Form 8-K, dated May 19, 2006.

                  (e)      Current Report on Form 8-K, dated May 31, 2006.

                  (f)      Current Report on Form 8-K, dated June 7, 2006.

                  (g) Registration Statement on Form SB-2 (Registration No. 333-127923), which contains a description of the Registrant's common stock.

         All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof, and prior to the filing of a post-effective amendment which indicates that all of the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and made a part hereof from the date such documents are filed.

Item 4.           Description of Securities.

         The Registrant's common stock is registered pursuant to Section 12(g) of the Exchange Act.

Item 5.           Interests of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

         Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") permits a corporation organized under the laws of the State of Delaware to limit in the corporation's certificate of incorporation the personal liability of the corporation's directors and officers to the corporation and its shareholders. The Registrant has limited in its Certificate of Incorporation, as amended (the "Certificate of Incorporation"), the personal liability of its directors and officers to the Registrant and its shareholders to the extent permitted by Section 102(b)(7) of the DGCL. The Registrant's Certificate of Incorporation specifically provides that a director or officer of the Registrant shall have no personal liability to the Registrant or its shareholders for damages for a breach of fiduciary duty, provided that liability shall not be eliminated for breaches of the duty of loyalty to the Registrant and its shareholders, for acts or omissions not in good faith or which involve a knowing violation of law, or for any transactions from which the director or officer derived an improper personal benefit.

         Section 145 of the DGCL permits a corporation organized under the laws of the State of Delaware to indemnify corporate agents, including directors and officers, against expenses and liabilities incurred in connection with proceedings brought against any such person in his or her capacity as an agent of the corporation. In order to be eligible for indemnification, the corporate agent must have acted in good faith and with the belief that his or her actions were consistent with the best interests of the corporation, and in the case of criminal proceedings, the agent must have acted without reason to believe that his or her actions were unlawful. Prior to any final determination against the corporate agent, the corporation may advance funds to pay for the agent's expenses; provided, that the agent agrees to repay the funds if it is ultimately determined that the agent is not entitled to indemnification. The Registrant's Amended and Restated By-laws expressly authorize us to provide this indemnification to our directors and officers.

         Delaware corporations are also permitted to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request as a director, officer, employee or agent of another entity, against any liability asserted or incurred by such person, in any such capacity or arising from his or her status as such. In that connection, the Registrant has purchased and currently maintains insurance covering its officers and directors from certain liabilities and indemnifying them against certain losses.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

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

Item 8.           Exhibits.

  Exhibit Number                        Description
  --------------                        -----------

       4.1 Certificate of Incorporation of the Registrant placed into effect on October 8, 2003, and all amendments thereto, incorporated by reference to Exhibit 3.1.1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the Commission on August 29, 2005.

       4.2 Amended and Restated By-laws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the Commission on August 29, 2005.

       4.3 Specimen certificate representing the Registrant's Common Stock, par value $0.0001 per share, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form SB-2 (Registration No. 333-127923) filed with the Commission on August 29, 2005.

       5.1 Opinion of Giordano, Halleran & Ciesla, a Professional Corporation, including consent of such counsel.

       23.1       Consent of Independent Registered Public Accounting Firm.

       23.2 Consent of Giordano, Halleran & Ciesla, a Professional Corporation (filed with Exhibit 5.1).

       24.1 Powers of Attorney for each officer and director of BigString Corporation executing this registration statement (included in the signature pages to this registration statement).

Item 9.           Undertakings.

         The Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in such prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) herein do not apply if the information required to be included in a post-effective amendment by such provisions is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the

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

securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Red Bank, State of New Jersey, on the 21st day of June, 2006.

                                    BIGSTRING CORPORATION
                                    (Registrant)


                                    By:  /s/ Darin M. Myman
                                        -------------------------------------
                                        Darin M. Myman
                                        President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Darin M. Myman and Adam M. Kotkin and each of them, his true and lawful attorneys-in-fact and agents for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signatures                        Title                            Date
     ----------                        -----                            ----
 /s/ Darin M. Myman        President and Chief Executive           June 21, 2006
 ------------------         Officer (Principal Executive
   Darin M. Myman              Officer) and Director

  /s/ Todd M. Ross            Chief Financial Officer              June 21, 2006
 ------------------          (Principal Financial and
    Todd M. Ross          Accounting Officer) and Director


 /s/ Adam M. Kotkin           Chief Operating Officer,             June 21, 2006
 ------------------            Secretary and Director
   Adam M. Kotkin

 /s/ Marc W. Dutton                   Director                     June 21, 2006
 ------------------
   Marc W. Dutton

 /s/ Lee Rosenberg                    Director                     June 21, 2006
 ------------------
   Lee Rosenberg


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